Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report dated May 17, 2021, with respect to the consolidated financial statements of Petróleos Mexicanos, Productive State-Owned Subsidiaries and Subsidiary Companies (PEMEX) incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Cardenas Dosal, S.C.
Mexico City, Mexico
September 28, 2021